Exhibit 5.1

                                                       September 11, 2003



Board of Directors
Novadel Pharma Inc.
25 Minneakoning Road
Flemington, New Jersey  08822

                                    RE:     NOVADEL PHARMA INC.
                                            REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

         We have acted as counsel for Novadel Pharma Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-107122, under the Securities Act of 1933, as amended, relating to the sale of up 4,257,242 shares of our common stock for sale by certain selling shareholders (3,257,126 of which are currently outstanding and 1,000,116 of which are issuable upon exercise outstanding warrants and options).

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Our opinions contained herein are limited to the laws the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

         Based on the foregoing, we are of the opinion that:

         1. All shares of common stock currently outstanding have been have duly authorized, validly issued, fully paid and non-assessable.


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Board of Directors of
  Novadel Pharma Inc.
September 11, 2003
Page 2

         2. The shares of common stock issuable upon exercise of the warrants and options have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the warrants and options, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,



                                         /s/ BROWN RUDNICK BERLACK ISRAELS LLP